NEWS RELEASE

FOR IMMEDIATE RELEASE                       Stock Symbol: BFSB
April 21, 2010                              Traded on Nasdaq Global Market

CONTACTS:
Richard A. Kielty                           Michael A. Trinidad
President and                               Vice President and
Chief Executive Officer                     Chief Financial Officer

                                 (718) 855-8500

                    BROOKLYN FEDERAL BANCORP, INC. ANNOUNCES
                  A QUARTERLY CASH DIVIDEND OF $0.06 PER SHARE

BROOKLYN, N.Y. - April 21, 2010 - On April 20, 2010, the Board of Directors of Brooklyn Federal Bancorp, Inc. (the "Company") (Nasdaq Global Market: BFSB), the parent company of Brooklyn Federal Savings Bank (the "Bank"), approved a cash dividend of $0.06 per share of common stock. The dividend will be paid to stockholders of record as of May 14, 2010, payable on May 28, 2010.

This press release may contain certain "forward-looking statements" which may be identified by the use of such words as "believe," "expect," "intend," "anticipate," "should," "planned," "estimated," and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.